Exhibit 10.II.F

SUPPLY AGREEMENT

FEED GRADE PHOSPHATES

FEED GRADE POTASSIUM

NORTH AMERICA

DATE:	September 7, 2007

SELLER:	MOSAIC FERTILIZER LLC, d.b.a. MOSAIC FEED INGREDIENTS 8813 HWY 41 SOUTH RIVERVIEW, FL 33569

BUYER:	CARGILL ANIMAL NUTRITION, INC. TRADICO NORTH AMERICA P.O. BOX 5614 MINNEAPOLIS, MN 55440-5614

PRODUCT:	BIOFOS, DYNAFOS, MULTIFOS, MICROGRAN, DYNAK, DYNAMATE

SPECIFICATIONS:	SPECIFICATIONS ATTACHED PURSUANT TO GEOGRAPHIC LOCATIONS

MARKET:	U.S. AND CANADA

PERIOD:	June 1, 2007 to May 31, 2008

PRICING:	TO BE NEGOTIATED AT TIME OF PURCHASE

QUANTITY:	TO BE NEGOTIATED AT TIME OF PURCHASE

DELIVERY:	TO BE NEGOTIATED AT TIME OF PURCHASE

PAYMENT:	15 DAYS

TERMS:	TRADICO TERMS AND CONDITIONS TO APPLY. (ATTACHED)

CARGILL ANIMAL NUTRITION, INC.	MOSAIC FERTILIZER, LLC

By:	By:
Name:	Name:
Its:	Its: